                           THE CHALONE WINE GROUP LTD



                                FILING TYPE: S-3
                       DESCRIPTION: REGISTRATION STATEMENT
                          FILING DATE: __________, 2001
                                 PERIOD END: N/A


                PRIMARY EXCHANGE: NASDAQ - NATIONAL MARKET SYSTEM
                                  TICKER: CHLN

    As filed with the Securities and Exchange Commission on ___________, 2001
                         Registration No. 333-__________
================================================================================
                              ====================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              --------------------

                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          The Chalone Wine Group, Ltd.
             (Exact name of Registrant as Specified in Its Charter)

                              --------------------

                  California                                94-1696731
        (State or other Jurisdiction of                 (I.R.S. Employer
        Incorporation or Organization)                  Identification No.)

                                621 Airpark Road
                           Napa, California 94558-6272
                                 (707) 254-4200
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                              --------------------

                               THOMAS B. SELFRIDGE
                      President and Chief Executive Officer
                                621 Airpark Road
                           Napa, California 94558-6272
                                 (707) 254-4200
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:
                              DANIEL E. COHN, ESQ.
                           Farella Braun + Martel LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                                 (415) 954-4400



--------------------------------------------------------------------------------

------------------------------------------------------------------------------

          Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the Following box: [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                              --------------------

CALCULATION OF REGISTRATION FEE

                                                                             Proposed
       Title of Each Class                              Proposed             Maximum            Amount of
       of Securities To Be         Amount To Be     Maximum Offering    Aggregate Offering   Registration Fee
           Registered               Registered       Price Per Unit           Price

Rights to Purchase
        Common Stock                    N/A               N/A                  N/A                 (1)
Common Stock, no par value           1,500,000           $10.00            $15,000,000            $3,750


(1) Pursuant to Rule 457(g), no separate registration fee is required for rights registered in the same registration statement as the common stock underlying the rights.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.


------------------------------------------------------------------------------
                                                                               2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, and we are not soliciting offers to buy, these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, dated __________, 2001
                          THE CHALONE WINE GROUP, LTD.

                        1,500,000 Shares of Common Stock
                                $10.00 per Share

         The Chalone Wine Group, Ltd. is distributing non-transferable pro rata subscription rights in this rights offering to persons who owned shares of our common stock on _________, 2001. During this rights offering, we will issue 1,500,000 shares of our common stock. Shares of our common stock are currently traded on The Nasdaq National Market under the symbol "CHLN."

-------------------- -------------------------------- --------------------------

                                SUBSCRIPTION            PROCEEDS TO THE CHALONE
                                RIGHTS PRICE               WINE GROUP, LTD (1)
-------------------- -------------------------------- --------------------------

PER SHARE                         $10.00                         $10.00
-------------------- -------------------------------- --------------------------

TOTAL                             $15,000,000                    $15,000,000
-------------------- -------------------------------- --------------------------


(1) Before deducting expenses payable by us, estimated to be $134,250.

                 ---------------------------------------------------------------
THE EXERCISE OF THE SUBSCRIPTION RIGHTS INVOLVES SUBSTANTIAL RISK. YOU SHOULD REFER TO THE DISCUSSION OF MATERIAL RISK FACTORS, BEGINNING ON PAGE 13 OF THIS PROSPECTUS.
                 ---------------------------------------------------------------

         You will receive one subscription right for every ______ shares of common stock that you owned on _________, 2001. You will not receive any fractional rights; the number of your subscription rights will be rounded down to the nearest whole number. As a result, our shareholders of record that held fewer than __ shares as of _________, 2001 are not receiving rights. Each subscription right entitles you to purchase one share of our common stock at the purchase price of $10.00 per share. If you exercise all of your subscription rights, you may also have the opportunity to purchase additional shares at the same purchase price.

         The subscription rights are exercisable beginning on the date of this prospectus and continuing until 5:00 p.m., Eastern Daylight Time, on ________, 2001.

         The subscription rights may not be sold or transferred. The subscription rights will not be listed for trading on any stock exchange.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The rights offering is not being made to, nor will The Chalone Wine Group, Ltd. accept subscriptions for common stock from any person in any jurisdiction in which the rights offering or the acceptance of subscriptions would not be in compliance with the securities or "Blue Sky" laws of the jurisdiction.

------------------------------------------------------------------------------

                 THE DATE OF THIS PROSPECTUS IS _________, 2001

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.......................................................................................5

A WARNING ABOUT FORWARD-LOOKING STATEMENTS...............................................................9

RISK FACTORS.............................................................................................9

   Risks Relating to Our Business....................................................................10
     Our Revenues and Operating Results Fluctuate Significantly from Quarter to Quarter..............10
     Reduced Consumer Spending Could Lessen Demand For Our Wines and Harm Our Business...............10
     Our Business Is Seasonal, Which Could Cause Our Market Price to Fluctuate.......................10
     Our Profits Depend Largely on Sales in Certain States and on Sales of Certain Varietals.........10
     Competition May Harm Our Business...............................................................10
     Our Business is Subject to a Variety of Agricultural Risks......................................11
     We May Not Be Able to Grow or Acquire Enough Quality Grapes for Our Wines.......................11
     An Oversupply of Grapes May Also Harm Our Business..............................................11
     We Depend on Third Parties to Sell Our Wine.....................................................12
     New Regulations or Increased Regulatory Costs Could Harm Our Business...........................12
     We Will Need More Working Capital to Grow.......................................................12
     Adverse Public Opinion About Alcohol May Harm Our Business......................................12
     We Use Pesticides and Other Hazardous Substances in the Operation of Our Business...............12
     Contamination of Our Wines Would Harm Our Business..............................................13
     The Loss of Key Employees Would Damage Our Reputation and Business..............................13
     Shifts in Foreign Exchange Rates or the Imposition of Adverse Trade Regulations Could Harm Our
     Business .......................................................................................13
     Infringement of Our Trademarks May Damage Our Brand Names or Our Business.......................13
     Our Acquisitions and Potential Future Acquisitions Involve a Number of Risks....................13
     The Market Price of Our Common Stock Fluctuates.................................................14

   Risks Relating to This Offering...................................................................14
     This Offering Will Dilute Your Percentage Ownership of Our Company..............................14
     If You Exercise Your Subscription Rights You May Become Obligated to Purchase Shares of Our
     Common Stock at a Price Higher Than the Market Price of Our Common Stock........................14
     Once You Exercise Your Subscription Rights You Cannot Change Your Mind, But We May Cancel the
     Rights Offering ................................................................................14
     The Subscription Price Determined for this Offering Is Not an Indication of Our Value...........14
     Your Ability to Influence the Outcome of Key Transactions Could Be Limited Because We Are
     Controlled by Two Major Shareholders............................................................14
     You Will Need to Act Promptly and Follow Instructions Carefully if You Want to Exercise Your
     Rights .........................................................................................15

THE CHALONE WINE GROUP, LTD.............................................................................15
     Vineyard Practices..............................................................................16
     Agricultural Risks..............................................................................16
     Winemaking Practices............................................................................16
     Wine Production and Wines.......................................................................16
     Marketing and Distribution......................................................................18
     Centralized Administration and Warehousing......................................................19
     Employees.......................................................................................19
     Regulation; Permits and Licenses................................................................19
     Trademarks......................................................................................20
     Shareholder Benefits............................................................................20

WHERE YOU CAN FIND MORE INFORMATION.....................................................................20

------------------------------------------------------------------------------


THE RIGHTS OFFERING.....................................................................................21

IF YOU HAVE QUESTIONS...................................................................................28

USE OF PROCEEDS.........................................................................................28

PRICE RANGE OF COMMON STOCK.............................................................................28

DETERMINATION OF OFFERING PRICE.........................................................................28

PLAN OF DISTRIBUTION....................................................................................29

FEDERAL INCOME TAX CONSIDERATIONS.......................................................................29

STATE AND FOREIGN SECURITIES LAWS.......................................................................30

INDEMNIFICATION.........................................................................................30

EXPERTS.................................................................................................31

LEGAL MATERS............................................................................................31

                               PROSPECTUS SUMMARY

         This section answers in summary form some questions you may have about The Chalone Wine Group, Ltd. and this rights offering. The information in this section is not complete and does not contain all of the information that you should consider before exercising your subscription rights. You should read the entire prospectus carefully, including the "Risk Factors" section and the documents listed under "If You Would Like More Information."

                  QUESTIONS AND ANSWERS ABOUT CHALONE WINE GROUP, LTD.

WHAT DO WE DO? (SEE PAGE 15)

      We produce, market and sell super premium, ultra premium, and luxury-priced white and red varietal table wines, primarily Chardonnay, Pinot Noir, Cabernet Sauvignon, Merlot, Syrah and Sauvignon Blanc. We own and operate wineries in various counties of California and Washington State. Our wines are made primarily from grapes grown in California at the Carmenet Winery, Edna Valley Vineyard, Chalone Vineyard, Company-owned vineyards adjacent to the Acacia(TM) Winery, Hewitt Vineyard and Suscol Creek Vineyard and in Washington State at the Canoe Ridge Vineyard, as well as from purchased grapes.
     The wines are primarily sold under the labels "Chalone Vineyard(R)," "Edna Valley Vineyard(R)," "Carmenet(R)," "Acacia(TM)," "Canoe Ridge(R) Vineyard," "Jade Mountain(R)," "Sagelands Vineyard(R)," and "Echelon(TM)."
     In France, we own a minority interest in fourth-growth Bordeaux estate Chateau Duhart-Milon ("Duhart-Milon") in partnership with Les Domaines Barons de Rothschild (Lafite) ("DBR"). The vineyards of Duhart-Milon are located adjacent to the world-renowned Chateau Lafite-Rothschild in the town of Pauillac.
     The Chalone Wine Group, Ltd. was incorporated under the laws of the State of California on June 27, 1969. Unless otherwise indicated, the terms "we", "us" or "our" as used in this report refer to The Chalone Wine Group, Ltd. and its consolidated subsidiaries. We became a publicly held reporting company as the result of an initial public offering of our common stock in 1984.

 WHERE ARE WE LOCATED? (SEE PAGE 20)

         The mailing address and telephone number of our principal executive offices are:

                          The Chalone Wine Group, Ltd.
                                621 Airpark Road
                             Napa, California 94558
                                 (707) 254-4200

------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

WHAT IS A SUBSCRIPTION RIGHT? (SEE PAGE 21)

         We are distributing to you, at no charge, one subscription right for every ______ shares of common stock that you owned on _________, 2001. You will not receive fractional rights or shares; the number of your subscription rights will be rounded down to the nearest whole number. As a result, our shareholders of record that held fewer than _____ shares as of _______, 2001 are not receiving rights. Each subscription right entitles you to purchase one share of our common stock for $10.00 per share. When you "exercise" a subscription right, that means that you choose to purchase shares of our common stock that the subscription right entitles you to purchase. You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights. You cannot give or sell your subscription rights to anybody else. Only you can exercise your subscription rights.

WHAT IS A RIGHTS OFFERING?

         A rights offering is an opportunity for you to purchase additional shares of our common stock at a fixed price and in an amount proportional to your existing interest, which enables you to maintain your current percentage ownership.

WHAT IS THE BASIC SUBSCRIPTION PRIVILEGE? (SEE PAGE 21)

         The basic subscription privilege of each subscription right entitles you to purchase one share of our common stock at a subscription price of $10.00.

WHAT IS THE OVERSUBSCRIPTION PRIVILEGE? (SEE PAGE 21)

         The oversubscription privilege of each subscription right entitles you, if you fully exercise your basic subscription privilege, to subscribe for additional shares of common stock at the same subscription price of $10.00 per share.

WHAT ARE THE LIMITATIONS ON THE OVERSUBSCRIPTION PRIVILEGE? (SEE PAGE 21)

         If sufficient shares are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the number of shares available, we will allocate all or a portion of the available shares among shareholders who oversubscribed in proportion to the number of shares purchased through the basic subscription privilege. We will not distribute any fractional subscription rights, but will round the number of oversubscription rights you receive down to the nearest whole number. See "The Rights Offering - Oversubscription Privilege." In addition, we have the discretion to issue less than the total number of shares that may be available for oversubscription requests.

WHY ARE WE ENGAGING IN A RIGHTS OFFERING?

         Our Board of Directors has chosen to give you the opportunity to buy more shares and provide us with additional working capital, allowing us to continue to invest in our vineyards and wineries and to build our inventory to meet our long-term demand, especially in red wines. Instead of selling additional shares of our common stock to outside parties, our Board of Directors has chosen to give you the opportunity to buy more shares and provide us with additional capital. Of course, we still may need to seek additional financing in the future.

HOW MANY SHARES MAY I PURCHASE? (SEE PAGE 21)

------------------------------------------------------------------------------

         You will receive one subscription right for each ______ shares of our common stock that you owned on _________, 2001. Each whole subscription right entitles you to purchase one share of our common stock for $10.00. You will not receive any fractional rights or fractional shares; the number of your subscription rights will be rounded down to the nearest whole right.

         If you exercise all of the basic subscription rights that you receive, you may also request to purchase additional shares through the oversubscription privilege described above, subject to its limitations. We will honor all oversubscription requests, subject to the limitations described above.

HOW DID WE ARRIVE AT THE $10.00 PER SHARE PRICE? (SEE PAGE 22)

         In determining the subscription price for the rights offering, a special committee of our Board of Directors (comprised of directors who are not affiliated with our major shareholders, Les Domaines Barons de Rothschild (Lafite) ("DBR") and SFI Intermediate Ltd. ("SFI")), considered several factors including the historic and then current market price of our common stock, our business prospects, our revenue and operating results, general conditions in the securities market, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, and the need to offer shares at a price that would be attractive to our investors relative to the then current trading price of our common stock. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price.

HOW DO I EXERCISE MY SUBSCRIPTION RIGHTS? (SEE PAGE 23)

         You must properly complete the enclosed subscription certificate and deliver it to our subscription agent before 5 p.m., Eastern Daylight Time, on _________ ___, 2001. The address of our subscription agent is listed on page
_____. Your subscription certificate must be accompanied by proper payment for each share that you wish to purchase.

HOW LONG WILL THE RIGHTS OFFERING LAST? (SEE PAGE 22)

         You will be able to exercise your subscription rights only during a limited period. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS BEFORE 5 P.M., EASTERN DAYLIGHT TIME, ON ____________, 2001, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE. We may, in our discretion, decide to extend the rights offering. In addition, if the commencement of the rights offering is delayed, the expiration date may be similarly extended.


AFTER I EXERCISE MY SUBSCRIPTION RIGHTS, CAN I CHANGE MY MIND? (SEE PAGE 25)

         No. Once you send in your subscription certificate and payment, you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock at a price of $10.00 per share.

IS EXERCISING MY SUBSCRIPTION RIGHTS RISKY?

         The exercise of your subscription rights involves substantial risks. Exercising your subscription rights means buying additional shares of our common stock, and you should carefully consider this purchase as you would other equity investments. Among other things, you should carefully consider the risks described under the heading "Risk Factors," beginning on page 9.

HAS THE BOARD OF DIRECTORS MADE A RECOMMENDATION REGARDING THIS OFFERING?

         Neither our Board of Directors nor the special committee has made any recommendation to you about whether you should exercise any rights.

------------------------------------------------------------------------------

WHAT HAPPENS IF I CHOOSE NOT TO EXERCISE MY SUBSCRIPTION RIGHTS?

         You will retain your current number of shares of our common stock even if you do not exercise your subscription rights. However, if you do not exercise your subscription rights and other shareholders do, the percentage of The Chalone Wine Group, Ltd. that you own will diminish, and your voting and other rights will be diluted. DBR, which currently owns approximately 44% of our common stock and SFI, which currently owns approximately 18% of our common stock, have committed to exercise their respective basic subscription rights and over-subscription privileges in full. Accordingly, if our other shareholders do not exercise their subscription rights, DBR and SFI may collectively acquire all 1,500,000 shares of our common stock offered pursuant to the rights offering. As a result, DBR's ownership interest in us would increase to approximately __% and SFI's ownership interest in us would increase to approximately __%.

CAN I SELL OR GIVE AWAY MY SUBSCRIPTION RIGHTS? (SEE PAGE 22)

         No.

DO I HAVE TO EXERCISE MY SUBSCRIPTION RIGHTS?

         No.

WHAT FEES OR CHARGES APPLY IF I EXERCISE MY RIGHTS?

         We are not charging any fee or sales commission to issue rights to you or to issue shares to you if you exercise your rights. If you exercise your rights through a broker or other holder of your shares, you are responsible for paying any fees that person may charge.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY SUBSCRIPTION RIGHTS? (SEE PAGE 28)

         The receipt and exercise of your subscription rights are intended to be nontaxable. However, you should seek specific tax advice from your personal tax advisor. This prospectus does not summarize tax consequences arising under state tax laws, non-U.S. tax laws or any tax laws relating to special tax circumstances or particular types of taxpayers.

WHEN WILL I RECEIVE MY NEW SHARES? (SEE PAGE 23)

         If you purchase shares of our common stock through the rights offering, you will receive certificates representing those shares as soon as practicable after ___________, 2001. Subject to state securities laws and regulations, we have the discretion to delay allocation and distribution of any shares you may have elected to purchase by exercise of your basic or oversubscription privilege in order to comply with state securities laws.

CAN WE CANCEL THE RIGHTS OFFERING? (SEE PAGE 22)

         Yes. Our Board of Directors may cancel the rights offering for any reason at any time on or before ____________, 2001. If we cancel the rights offering, any money we may have already received from shareholders will be refunded promptly without interest or penalty.

HOW MUCH MONEY WILL THE CHALONE WINE GROUP, LTD. RECEIVE FROM THE RIGHTS OFFERING? (SEE PAGE 3)

         If we sell the 1,500,000 shares offered by this prospectus, then we will receive proceeds of approximately $15,000,000 less approximately $134,250 in expenses.

------------------------------------------------------------------------------

HOW WILL WE USE THE PROCEEDS FROM THE RIGHTS OFFERING? (SEE PAGE 27)

         We will use any proceeds generated from the exercise of subscription rights in this rights offering for additional working capital, for investing in vineyards and wineries and to build our inventory to meet our long-term demand, especially in red wines and for other capital requirements.

HOW MANY SHARES WILL BE OUTSTANDING AFTER THE RIGHTS OFFERING? (SEE PAGE 25)

         If we sell the 1,500,000 shares offered by this prospectus, then we will have approximately 11,800,000 shares of our common stock outstanding, based on the number of shares outstanding as of ___________,2001.

WHAT IF I HAVE MORE QUESTIONS? (SEE PAGE 27)

        All questions and inquiries related to the offer should be directed to the Information Agent, Georgeson Shareholder, toll free at 1-888-381-6085.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus and the documents to which we refer you and incorporate herein by reference contain statements which are not historical facts, so called "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Prospectus, the terms "anticipates," "expects," "estimates," "intends," "believes," and other similar terms as they relate to us or our management are intended to identify such forward-looking statements. In particular, statements relating to projections or expectations are forward-looking statements. Although we believe the projections and expectations reflected in our forward-looking statements are reasonable, we can give no assurance that such projections and expectations will prove correct. Factors that may cause such differences include, but are not limited to (i) reduced consumer spending or a change in consumer preferences, which could reduce demand for our wines; (ii) competition from numerous domestic and foreign wine producers which could affect our ability to sustain volume and revenue growth; (iii) a decline in the market price of our common stock below the subscription price; (iv) interest rate and other business and economic conditions which could increase significantly the costs and risks of borrowings associated with present and projected capital projects; and (v) the effect of weather , agricultural pests, disease and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by us. Each of these factors, and other risks pertaining to the rights offering, our business, the premium wine industry and general business and economic conditions, are more fully discussed herein under the heading "Risk Factors"and from time to time in our other filings with the Securities and Exchange Commission.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION IN OUR COMMON STOCK. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES THAT WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT ARE CURRENTLY DEEMED IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITION COULD BE MATERIALLY ADVERSELY AFFECTED. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DECLINE AND COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD REFER TO THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

------------------------------------------------------------------------------

Risks Relating to Our Business

OUR REVENUES AND OPERATING RESULTS FLUCTUATE SIGNIFICANTLY FROM QUARTER TO
QUARTER

      We believe period-to-period comparisons of our operating results are not necessarily meaningful, and cannot be relied upon as indicators of future performance. In addition, there can be no assurance that our revenues will grow or be sustained in future periods or that we will maintain our current profitability in the future. Significant factors in these quarterly fluctuations, none of which are within our control, are changes in consumer demand for our wines, the affect of weather and other natural forces on growing conditions and, in turn, the quality and quantity of grapes produced by us, interest rates and inventory levels and the timing of releases for certain wines, among other factors. Consequently, we have experienced, and expect to continue to experience, seasonal fluctuations in revenues and operating results.
      A large portion of our expenses are fixed and difficult to reduce in a short period of time. In quarters when revenues do not meet our expectations, our level of fixed expenses tends to exacerbate the adverse effect on net income. In quarters when our operating results are below the expectations of public market analysts or investors, the price of our common stock may be adversely affected.

REDUCED CONSUMER SPENDING COULD LESSEN DEMAND FOR OUR WINES AND HARM OUR
BUSINESS

      Consumer spending trends and changes in consumer tastes have a substantial impact on the wine industry and our business. To the extent that wine purchases are negatively impacted by economic and other factors, or wine consumers reduce consumption of wine in favor of other beverages, demand for our wines could decrease.

OUR BUSINESS IS SEASONAL, WHICH COULD CAUSE OUR MARKET PRICE TO FLUCTUATE

      Our business is subject to seasonal as well as quarterly fluctuations in revenues and operating results. Sales volume tends to increase during summer months and the holiday season and decrease after the holiday season. As a result, our sales and earnings are typically highest during the fourth calendar quarter and lowest in the first calendar quarter. Seasonal factors also affect our level of borrowing. For example, our borrowing levels typically are highest during winter when we have to pay growers for grapes harvested and make payments related to the harvest. These and other factors may cause fluctuations in the market price of our common stock.

OUR PROFITS DEPEND LARGELY ON SALES IN CERTAIN STATES AND ON SALES OF CERTAIN VARIETALS

      In the three months ended June 30, 2001, approximately 86% of our wine sales were concentrated in 20 states. Changes in consumer spending in these states and other regions of the country could affect both the quantity and price level of wines that customers are willing to purchase which could harm our business.
      Approximately 89% of our net revenues in the three months ended June 30, 2001 were concentrated in our top four selling varietal wines. Specifically, sales of Chardonnay, Pinot Noir, Cabernet Sauvignon and Merlot accounted for 45%, 12%, 19% and 13% of our net revenues, respectively. Changes in consumer preferences with respect to these varietal wines could adversely effect our business.

COMPETITION MAY HARM OUR BUSINESS

      The premium table wine industry is intensely competitive and highly fragmented. Our wines compete in all of the premium wine market segments with many other premium domestic and foreign wines, with imported wines coming primarily from the Burgundy and Bordeaux regions of France and, to a lesser extent, Italy, Chile, Argentina, South Africa and Australia. Our wines also compete with popular-priced generic wines and with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by our independent distributors, many of which carry extensive brand portfolios.

------------------------------------------------------------------------------

      The wine industry has experienced significant consolidation. Many of our competitors have greater financial, technical, marketing and public relations resources than we do. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers.

OUR BUSINESS IS SUBJECT TO A VARIETY OF AGRICULTURAL RISKS

      Winemaking and grape growing are subject to a variety of agricultural risks. Various diseases, pests, fungi, viruses, drought, frosts and certain other weather conditions can affect the quality and quantity of grapes available to us, decreasing the supply of our products and negatively impacting profitability.
      Many California vineyards have been infested in recent years with phylloxera. Our vineyard properties are primarily planted to rootstocks believed to be resistant to phylloxera. However, there can be no assurance that our existing vineyards, or the rootstocks we are now using in our planting programs, will not become susceptible to current or new strains of phylloxera.
      Pierce's Disease is a vine bacterial disease that has been in California for more than 100 years. It kills grapevines and there is no known cure. Small insects called sharpshooters spread this disease. A new strain of the sharpshooter, the glassy winged, was discovered in Southern California and is believed to be migrating north. We are actively supporting the efforts of the agricultural industry to control this pest and are making every reasonable effort to prevent an infestation in our own vineyards. We cannot, however, guarantee that we will succeed in preventing contamination in our vineyards.
      Future government restrictions regarding the use of certain materials used in grape growing may increase vineyard costs and/or reduce production.
      Grape growing requires adequate water supplies. We generally supply our vineyards' water needs through wells and reservoirs located on our properties. We believe that we either have, or are currently planning to insure, adequate water supplies to meet the needs of all of our vineyards. However, a substantial reduction in water supplies could result in material losses of grape crops and vines.
      The weather phenomenon commonly referred to as "El Nino" produced heavy rains and cooler weather during the spring of 1999 and 1998, which resulted in colder and wetter soils than are typical during California's grape growing season. Consequently, the 1999 and 1998 harvests were postponed by approximately four to six weeks depending on the geographic location and varietals. The unusual weather conditions resulting from El Nino impacted the quantity and quality of our 1998 estate harvest. The size of our most significant crops ranged from normal-sized yields to 50% of normal yields (depending on the varietal and particular estate). This is further described on page 16 under the heading "Wine Production and Wines".
      Despite the reduction in the yield, the harvested estate crops in combination with contracted grape purchases, are expected to permit us to meet originally anticipated sales-projections for our 1999 and 1998 vintage Chardonnay, Cabernet, and Merlot varietals. Together, these varietals have historically comprised between 80% to 85% of our aggregate annual production.

WE MAY NOT BE ABLE TO GROW OR ACQUIRE ENOUGH QUALITY GRAPES FOR OUR WINES

      The adequacy of our grape supply is influenced by consumer demand for wine in relation to industry-wide production levels. While we believe that we can secure sufficient supplies of grapes from a combination of our own production and from grape supply contracts with independent growers, we cannot be certain that grape supply shortages will not occur. A shortage in the supply of wine grapes could result in an increase in the price of some or all grape varieties and a corresponding increase in our wine production costs.

AN OVERSUPPLY OF GRAPES MAY ALSO HARM OUR BUSINESS

      Current trends in the domestic and foreign wine industry point to rapid plantings of new vineyards and replanting of old vineyards to greater densities, with the expected result of significantly increasing the worldwide supply of premium wine grapes and the amount of wine which will be produced in the future. This expected increase in grape production could result in an excess of supply over demand and force us to reduce, or not increase, our prices.

------------------------------------------------------------------------------

WE DEPEND ON THIRD PARTIES TO SELL OUR WINE

      We sell our products primarily through independent distributors and brokers for resale to retail outlets, restaurants, hotels and private clubs across the United States and in some overseas markets. To a lesser degree, we rely on direct sales from our wineries, our wine library and direct mail. Sales to our largest distributor and to our nineteen largest distributors combined, represented approximately 4% and 46%, respectively, of our net revenues during the three months ended June 30, 2001. Sales to our nineteen largest distributors are expected to continue to represent a substantial portion of our net revenues in the future. We use a single broker to sell our wines within California. Such sales represented 38% of our net revenues during the three-month period ended June 30, 2001. The laws and regulations of several states prohibit changes of distributors, except under certain limited circumstances, making it difficult to terminate a distributor for poor performance, without reasonable cause, as defined by applicable statutes. The resulting difficulty or inability to replace distributors, poor performance of our major distributors or our inability to collect accounts receivable from our major distributors could harm our business.

NEW REGULATIONS OR INCREASED REGULATORY COSTS COULD HARM OUR BUSINESS

      The wine industry is subject to extensive regulation by the Federal Bureau of Alcohol Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Any expansion of our existing facilities or development of new vineyards or wineries may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes or international tariffs, could reduce our profits. Future legal or regulatory challenges to the industry, either individually or in the aggregate, could harm our business.

WE WILL NEED MORE WORKING CAPITAL TO GROW

      The premium wine industry is a capital-intensive business, which requires substantial capital expenditures to develop and acquire vineyards to improve or expand wine production. Further, the farming of vineyards and acquisition of grapes and bulk wine require substantial amounts of working capital. We project the need for significant capital spending and increasing working capital requirements over the next several years, which must be financed by cash from operations and, by additional borrowings or additional equity including this rights offering.

ADVERSE PUBLIC OPINION ABOUT ALCOHOL MAY HARM OUR BUSINESS

      A number of research studies suggest that various health benefits may result from the moderate consumption of alcohol, but other studies suggest that alcohol consumption does not have any health benefits and may in fact increase the risk of stroke, cancer and other illnesses. If an unfavorable report on alcohol consumption gains general support, it could harm the wine industry and our business.

WE USE PESTICIDES AND OTHER HAZARDOUS SUBSTANCES IN THE OPERATION OF OUR
BUSINESS

      We use pesticides and other hazardous substances in the operation of our business. If hazardous substances are discovered on, or emanate from, any of our properties, and their release presents a threat of harm to public health or the environment, we may be held strictly liable for the cost of remediation. Payment of such costs could have a material adverse effect on our business, financial condition and results of operations. We maintain insurance against these kinds of risks, and others, under various insurance policies. However, our insurance may not be adequate or may not continue to be available at a price or on terms that are satisfactory to us.

------------------------------------------------------------------------------

CONTAMINATION OF OUR WINES WOULD HARM OUR BUSINESS

      We are subject to certain hazards and product liability risks, such as potential contamination, through tampering or otherwise, of ingredients or products. Contamination of any of our wines could result in the need for a product recall which could significantly damage our reputation for product quality, which we believe is one of our principle competitive advantages. We maintain insurance against certain of these kinds of risks, and others, under various general liability and product liability insurance policies. However, our insurance may not be adequate or may not continue to be available at a price or on terms that are satisfactory to us.

THE LOSS OF KEY EMPLOYEES WOULD DAMAGE OUR REPUTATION AND BUSINESS

      Our success depends to some degree upon the continued services of a number of key employees. Although some key employees are under employment contracts with us for specific terms, the loss of the services of one or more of our key employees could harm our business and our reputation, particularly if one or more of our key employees resigns to join a competitor or to form a competing company. In such an event, despite provisions in our employment contracts, which are designed to prevent the unauthorized disclosure or use of our trade secrets, practices or procedures by such personnel under these circumstances, we cannot be certain that we would be able to enforce these provisions or prevent such disclosures.

SHIFTS IN FOREIGN EXCHANGE RATES OR THE IMPOSITION OF ADVERSE TRADE REGULATIONS COULD HARM OUR BUSINESS

      We conduct some of our import and export activity for wine and packaging supplies in foreign currencies. We purchase foreign currency on the spot market on an as-needed basis and engage in limited financial hedging activities to offset the risk of exchange rate fluctuations. There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse trade regulations could adversely impact the costs of these items and have an adverse impact on our operating results.
      In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our imported wine operations. Export sales accounted for approximately 4% of total consolidated revenue for the fiscal year ended March 31, 2001 and we expect the volume of international transactions to increase, which may increase our exposure to future exchange rate flucuations.

INFRINGEMENT OF OUR TRADEMARKS MAY DAMAGE OUR BRAND NAMES OR OUR BUSINESS

      Our wines are branded consumer products, and we distinguish our wines from our competitors' by enforcement of our trademarks. There can be no assurance that competitors will refrain from infringing our marks or using trademarks, tradenames or trade dress which dilute our intellectual property rights, and any such actions may require us to become involved in litigation to protect these rights. Litigation of this nature can be very expensive and tends to divert management's time and attention.

OUR ACQUISITIONS AND POTENTIAL FUTURE ACQUISITIONS INVOLVE A NUMBER OF RISKS

      Our acquisition of Staton Hills Winery (renamed Sagelands Winery), the possible construction of a new winery on the Suscol Ranch property we recently acquired and potential future acquisitions involve risks associated with assimilating these operations into our company; integrating, retaining and motivating key personnel; integrating and managing geographically-dispersed operations because Staton Hills is in Washington State and we are headquartered in California; integrating the technology and infrastructures of disparate entities; producing wine in, and marketing wine from, Washington State; and replanting existing vineyards from white wine grapes to red wine grapes.
      We relied on debt financing to purchase Hewitt Ranch, Suscol Ranch, Staton Hills Winery, the Jade Mountain brand and other vineyard land and related assets during the fiscal year ended March 31, 2001. Consequently our debt-to-equity ratio is high in relation to our historical standards. The interest costs associated with this debt will increase our operating expenses and the risk of negative cash flow.

------------------------------------------------------------------------------

THE MARKET PRICE OF OUR COMMON STOCK FLUCTUATES

          All of the foregoing risks, among others not known or mentioned in this report, may have a significant effect on the market price of our shares. The stock markets have experienced extreme price and volume trading volatility in recent months and years. This volatility has had a substantial effect on the market prices of securities of many companies for reasons frequently unrelated or disproportionate to the specific company's operating performance and could similarly affect our market price.

Risks Relating to This Offering

THIS OFFERING WILL DILUTE YOUR PERCENTAGE OWNERSHIP OF OUR COMPANY

         If you do not exercise all of your subscription rights, you will suffer significant dilution of your percentage ownership relative to shareholders who exercise their subscription rights. For example, if you owned 500,000 shares of our common stock before the rights offering, or 4.8% of our outstanding equity, and exercised none of your subscription rights, your percentage ownership would be reduced to 4.2%.

IF YOU EXERCISE YOUR SUBSCRIPTION RIGHTS YOU MAY BECOME OBLIGATED TO PURCHASE SHARES OF OUR COMMON STOCK AT A PRICE HIGHER THAN THE MARKET PRICE OF OUR COMMON STOCK

         The public trading market price of our common stock may decline before the subscription rights expire. If you exercise your subscription rights and then the public trading market price of our common stock decreases below $10.00, then you will have committed to buy shares of our common stock at a price above the prevailing market price. Following the exercise of your subscription rights you may not be able to sell your shares of common stock at a price equal to or greater than the subscription price. In addition, you may not be able to sell the shares of our common stock that you purchase in this rights offering until the certificates representing the shares of our common stock you purchased are delivered, which will be as soon as practicable after expiration of the rights offering. We will not pay you interest on funds that are delivered to the subscription agent pursuant to the exercise of rights.

ONCE YOU EXERCISE YOUR SUBSCRIPTION RIGHTS YOU CANNOT CHANGE YOUR MIND, BUT WE MAY CANCEL THE RIGHTS OFFERING

         Once you exercise your subscription rights, you may not revoke the exercise. If we elect to withdraw or terminate the rights offering, neither the subscription agent nor we will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments.

THE SUBSCRIPTION PRICE DETERMINED FOR THIS OFFERING IS NOT AN INDICATION OF OUR VALUE

         A special committee of our Board of Directors set the subscription price. The subscription price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, income, financial condition or any other established criteria for value. You should not consider the subscription price as an indication of the value of our common stock. See "The Rights Offering - Determination of Subscription Price."

YOUR ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS COULD BE LIMITED BECAUSE WE ARE CONTROLLED BY TWO MAJOR SHAREHOLDERS

         As of _________ __, 2001, DBR and SFI in the aggregate owned approximately ___% of our common stock. The rights offering could, and because of DBR's and SFI's commitment to fully exercise their basic subscription rights and their over-subscription privileges in full, is very likely to result in DBR and SFI collectively owning an even greater percentage of our common stock. If no other shareholders exercise their subscription rights, DBR and SFI by exercising their subscription rights and over-subscription privileges would own approximately __% of our common stock. Collectively, DBR and SFI have enough votes to approve or disapprove any matters that are determined by a majority vote of our shareholders, which severely limits your ability to influence The Chalone Wine Group, Ltd. through voting your shares.

------------------------------------------------------------------------------

YOU WILL NEED TO ACT PROMPTLY AND FOLLOW INSTRUCTIONS CAREFULLY IF YOU WANT TO EXERCISE YOUR RIGHTS

         Shareholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by our subscription agent, Equiserve, prior to the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, we may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor Equiserve undertake to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures. Any personal check used to pay for shares must clear prior to the expiration date, and the clearing process may require five or more business days.

                          THE CHALONE WINE GROUP, LTD.

     We produce, market and sell super premium, ultra premium, and luxury-priced white and red varietal table wines, primarily Chardonnay, Pinot Noir, Cabernet Sauvignon, Merlot, Syrah and Sauvignon Blanc. We own and operate wineries in various counties of California and Washington State. Our wines are made primarily from grapes grown in California at the Carmenet Winery, Edna Valley Vineyard, Chalone Vineyard, company-owned vineyards adjacent to the Acacia(TM) Winery, Hewitt Vineyard and Suscol Creek Vineyard and in Washington State at the Canoe Ridge Vineyard, as well as from purchased grapes.
      The wines are primarily sold under the labels "Chalone Vineyard(R)," "Edna Valley Vineyard(R)," "Carmenet(R)," "Acacia(TM)," "Canoe Ridge(R) Vineyard," "Jade Mountain(R)," "Sagelands Vineyard(R)," and "Echelon(TM)."
     In France, we own a minority interest in fourth-growth Bordeaux estate Chateau Duhart-Milon ("Duhart-Milon") in partnership with Les Domaines Barons de Rothschild (Lafite) ("DBR"). The vineyards of Duhart-Milon are located adjacent to the world-renowned Chateau Lafite-Rothschild in the town of Pauillac.
     The Chalone Wine Group, Ltd. was incorporated under the laws of the State of California on June 27, 1969. We became a publicly held reporting company as the result of an initial public offering of common stock in 1984.

     OVERVIEW

     We own the following properties in the United States and France, either wholly or in partnership with others, all of which have related company-owned vineyards with the exception of Edna Valley Vineyard. The specific ownership structure is as follows:


   PROPERTY                      OWNERSHIP    FORM OF OWNERSHIP            LOCATION
   --------                      ---------    -----------------            --------
   Chalone Vineyard               100.0%      Corporation                  Soledad, California
   Carmenet Vineyard              100.0%      Corporation                  Sonoma, California
   Acacia
       Acacia Winery              100.0%      Corporation                  Napa, California
       Acacia Vineyard             50.0%      Partnership                  Napa, California
   Edna Valley Vineyard            50.0%      Partnership                  San Luis Obispo, California
   Canoe Ridge Vineyard           100.0%      Corporation                  Walla Walla, Washington
   Chateau Duhart-Milon            23.5%      Partnership                  Pauillac, France
   Sagelands Vineyard (1)         100.0%      Corporation                  Yakima Valley, Washington
   Suscol Creek Vineyard          100.0%      Corporation                  Napa, California
   Hewitt Vineyard                100.0%      Corporation                  Napa, California

(1)      Formerly known as Staton Hills Vineyard.
------------------------------------------------------------------------------

With the exception of Duhart-Milon, we manage and operate all of the above properties and consolidate the results of their operations. We account for our investment in Duhart-Milon using the equity method of accounting.
      Each of our California wineries or estate vineyards is in a different "American Viticultural Area" ("AVA"). AVA is a designation granted by the Federal Bureau of Alcohol, Tobacco and Firearms to identify grape-growing areas distinguishable by their specific and definable geographic and climatic characteristics. Wines may display an AVA on a bottle label only if 85% or more of the grapes used to produce the wine were grown in that viticultural area.

VINEYARD PRACTICES

      We believe that the soils and micro-climates of each vineyard from which we obtain our grapes are particularly suitable for the particular varieties of grapes with which they have been or, are being, planted.
      We generally manage our vineyards to produce yields that are lower than average for similarly situated vineyards in California and Washington State and below the maximum yield that could be obtained. We believe that relatively low yields enhance the varietal character of the grapes and improve the quality of the resulting wines.

AGRICULTURAL RISKS

      For a description of our agricultural risks, see "Risk Factors- Risks Relating to Our Business."

WINEMAKING PRACTICES

      Our philosophy is that winemaking is a natural process best managed with minimum intervention, but requiring the attention and dedication of a winemaker. While we use a relatively high level of hand labor during the winemaking processes, we also make extensive use of modern laboratory equipment and techniques to monitor the progress of each wine through all stages of the winemaking process. All of our wineries are operated under the overall supervision of our Chief Executive Officer. However, each winery has its own General Manager who, in most instances, is also a winemaker.
      The principal raw materials we use are grapes, oak barrels, glass, and cork. About 75% of the oak barrels we use are purchased from the Burgundy and Bordeaux regions of France and the remainder from the United States. We favor French oak barrels due to Company tradition and consumer preferences. Cork is produced and manufactured in Portugal, which is the primary cork-producing country in the world. Glass is purchased from a variety of different sources according to each winery's specific needs. Our own vineyards provide a significant portion of our grape requirements. As needed, we also purchase grapes from other independent California and Washington State growers.

WINE PRODUCTION AND WINES

      This table sets forth our wine production for the 2000, 1999 and 1998 vintages. The wines' vintage is the year during which the grapes are harvested. As of _________, 2001, the current year's vintage had not yet been harvested and cannot yet be estimated. The following information is presented in terms of "equivalent" number of cases. The precise number of cases is not known at this time because many of these vintages are still being aged in barrels and tanks. For the purpose of this schedule and the discussion that follows, wines we purchased for resale purposes are excluded.



------------------------------------------------------------------------------

                                    2000                      1999                       1998
                          ========================  ========================  ============================

                          Equivalent                Equivalent                Equivalent
                          Number of                 Number of                 Number of
                          Cases        % of Total   Cases        % of Total   Cases            % of Total
                          ===========  ===========  ===========  ===========  ===============  ===========
Chardonnay                    288,990          40%      187,500          36%         231,300           55%
Sauvignon Blanc                 9,425           1%        6,000           1%           8,800            2%
Pinot Blanc                     4,420           1%        5,200           1%           2,200            1%
Other white wines              13,130           2%       10,000           2%           1,400            0%
                          ===========  ===========  ===========  ===========  ===============  ===========
     Total white wines        315,965          44%      208,700          40%         243,700           58%
                          ===========  ===========  ===========  ===========  ===============  ===========
Pinot Noir                     75,920          11%       44,600           9%          35,100            8%
Cabernet Sauvignon            117,520          17%      114,200          22%          40,900           10%
Merlot                        131,820          18%      110,400          21%          85,500           20%
Syrah                          64,220           9%       35,200           7%           6,000            2%
Other red wines                 5,525           1%        5,500           1%          10,200            2%
                          ===========  ===========  ===========  ===========  ===============  ===========
     Total red wines          395,005          56%      309,900          60%         177,700           42%
                          ===========  ===========  ===========  ===========  ===============  ===========
     Total production         710,970         100%      518,600         100%         421,400          100%
                          ===========  ===========  ===========  ===========  ===============  ===========


      Our wines are aged primarily in new and used oak barrels before they are bottled. Generally, white wines are aged for between six and nine months, and red wines for between nine and eighteen months, after harvest. The wine is then bottled and stored for further aging.

      CHALONE VINEYARD: Chalone Vineyard sales represented 10% of our consolidated revenues and 6% of our consolidated case sales for the fiscal year ended March 31, 2001.
      Chalone Vineyard has been producing Chardonnay, Pinot Blanc and Pinot Noir (and small quantities of Chenin Blanc) since 1969. It has also begun growing Syrah and will release its first vintage in 2002. All wines sold under this label are produced from grapes grown at the Chalone Vineyard and are estate bottled and bear the "Chalone" appellation.

      CARMENET WINERY: Carmenet Winery sales represented 17% of our consolidated revenues and 15% of our consolidated case sales for the fiscal year ended March 31, 2001.
      We produce Bordeaux-style red and white wines under the "Carmenet" label. The Carmenet Moon Mountain Reserve is made from Cabernet Sauvignon, Merlot and Cabernet Franc grapes grown at the Carmenet Winery, is estate bottled, and bears the "Sonoma Valley" AVA designation. The Carmenet white wine is made from Sauvignon Blanc and Semillon grapes purchased from Paragon Vineyard Co., Inc. ("Paragon") under a grape purchase agreement and bears the "Edna Valley" appellation.
      We also produce wines under the "Dynamite" label, which are made from Cabernet Sauvignon, Merlot, Sauvignon Blanc and Semillon grapes and bulk wine purchased from vineyards located in the North Coast AVA of California.
      On July 31, 1996, a wildfire damaged approximately 75% of the producing acreage at Carmenet Winery. Prior to this fire, Carmenet Winery produced approximately 38,000 cases of wine annually, a significant portion of which was estate bottled. The fire was caused by the electrical lines of Pacific Gas & Electric Company ("PG&E") which has publicly acknowledged its liability. We have replanted the damaged acreage but the newly planted vines are not expected to return to pre-fire levels of production until 2003. Until the fire-damaged acreage returns to full production, Carmenet's ability to make estate-bottled wines will be limited. To supplement Carmenet's limited harvest, we attempt to purchase suitable grapes on the open market. However, there can be no assurance that grapes of suitable quality or variety will be available in sufficient quantity or on terms acceptable to us.

      EDNA VALLEY VINEYARD: Edna Valley Vineyard sales represented 23% of our consolidated revenues and 23% of our consolidated case sales for the fiscal year ended March 31, 2001.
      Edna Valley Vineyard has been producing mostly Chardonnay and Pinot Noir wines since 1980. The majority of wines sold under the Edna Valley Vineyard(R) label are produced from grapes grown by Paragon Vineyard Company, our partner in the Edna Valley Vineyard Joint Venture, and are estate bottled.

------------------------------------------------------------------------------

      ACACIA WINERY: Acacia Winery sales represented 16% of our consolidated revenues and 13% of our consolidated case sales for the fiscal year ended March 31, 2001.
      The winery produces Chardonnay and Pinot Noir wines under the "Acacia(TM)" label. The grapes for the production of Pinot Noir and Chardonnay come from the Carneros region. Approximately 50% of this production comes from Company-owned vineyards and Company-leased vineyards.

      CANOE RIDGE VINEYARD: Canoe Ridge Vineyard sales represented 5% of our consolidated revenues and 4% of our consolidated case sales for the fiscal year ended March 31, 2001.
      The Canoe Ridge Vineyard commenced operations in 1994 and produces Merlot, Cabernet Sauvignon and Chardonnay wines under the "Canoe Ridge Vineyard" label. Most of the grapes for these wines are grown at our estate vineyard and wines bear the "Columbia Valley" AVA designation.

      ECHELON: Echelon sales represented 17% of our consolidated revenues and 27% of our consolidated case sales for the fiscal year ended March 31, 2001.
      The 1997 vintage was the first to be released under the Echelon label which features Chardonnay, Cabernet Sauvignon, Merlot, Viognier, Pinot Noir and Syrah. Most varietals have a Central Coast appellation.

      SAGELANDS VINEYARD: Sagelands Vineyard represented 2% of our consolidated revenues and 3% of our consolidated case sales for the fiscal year ended March 31, 2001.
      On June 15, 1999, we purchased Staton Hills(R) Winery and its adjacent vineyards in Yakima County, Washington. The Staton Hills facility was renamed Sagelands Vineyard and the new brand was launched in January 2000, focusing primarily on Cabernet Sauvignon and Merlot and bearing the Columbia Valley AVA designation. We retained the Staton Hills Winery brand and continue to produce wines under this mark.

      CUSTOM BRANDS: Custom brands consist primarily of Chardonnay, Cabernet Sauvignon and Merlot. Quantities of custom brand bottling are highly dependent upon grape supply and availability. As grapes become more scarce, the focus of our production shifts away from custom brands, as they are relatively lower margin products. We use custom brands primarily as a means of marketing and selling our label wines and do not intend to focus our efforts on this line of business.

      IMPORTS & OTHER: Nine percent of our consolidated revenues and 9% of our consolidated case sales in the year ended March 31, 2001 were primarily comprised of import wines and, to a lesser degree, domestic wines we purchase for resale purposes.
      Under the terms of various agreements and investments among us, Duhart-Milon, and DBR, we receive an allocation of the wines of DBR and Duhart-Milon including the wines of Chateau Lafite-Rothschild and Chateau L'Evangile in the Pauillac and Pomerol regions of Bordeaux, respectively, and of Chateau Rieussec in the Sauternes region of Bordeaux. DBR also produces a Pauillac wine exclusively for us.

MARKETING AND DISTRIBUTION

      Our wines are positioned in the higher end of the premium category. All our wines are in the super premium to luxury segments of the market, priced at $7 per bottle and above.
      We sell our wines through direct sales, independent distributors, brokers, our own shareholder list, and in limited quantities, directly from the wineries. Distributors generally remarket the wines through specialty wine shops and grocery stores, selected restaurants, hotels and private clubs across the country, and in certain overseas markets. We rely primarily on word-of-mouth recommendation, wine tastings, positive reviews in various publications, select wine competitions and Company-sponsored promotional activities in order to increase public awareness of our wines.

      SALES WITHIN CALIFORNIA

      Sales and marketing of all of our wines within California, including custom brands, is handled through our own sales force and a broker. We use a single broker for all wholesale California sales.

------------------------------------------------------------------------------

      SALES OUTSIDE CALIFORNIA

      Our wines are marketed by independent distributors outside California in 49 states and the District of Columbia and Puerto Rico and, internationally, in Bermuda, the British West Indies, the U.S. Virgin Islands, Canada, England, continental Europe, Hong Kong, China, and Japan. In 1993, we established a sales division, operating as CHALONE WINE ESTATES, to help supervise and coordinate sales functions of our business and its custom brands operations. We employ a number of regional sales managers who work directly with distributors in a particular region and their customers.

      CASE SALES BY METHOD OF DISTRIBUTION

      The following table sets forth our case sales by distribution method for the fiscal years ended March 31:

                                         2001                 2000                  1999
                                 ----------------------------------------------------------------
                                  Number of   % of      Number of    % of     Number of   % of
                                   Cases      Total      Cases      Total      Cases      Total
                                 ----------------------------------------------------------------
Independent distributors
    United States                   315,468       60%     238,600      53%      210,600      55%
    International                    24,317        3%      23,700       5%       16,800       5%
                                 ----------------------------------------------------------------
        Total distributors          339,785       63%     262,300      58%      227,400      60%
                                 ----------------------------------------------------------------
Company direct
    California wholesale            149,208       27%     124,700      28%       99,400      26%
    Custom brands                    23,786        4%      25,000       6%       26,500       7%
    Catalog and winery  retail       33,811        6%      35,500       8%       26,700       7%
                                 ----------------------------------------------------------------
        Total Company direct        206,805       37%     185,200      42%      152,600      40%
                                 ----------------------------------------------------------------
        Total                       546,590      100%     447,500     100%      380,000     100%
                                 ----------------------------------------------------------------

CENTRALIZED ADMINISTRATION AND WAREHOUSING

      A leased 22,000 square foot central office located in Napa County, California, at the Napa Airport Business Park, supports all of our wineries. In addition to our central executive office, this facility includes a 64,000 square foot central distribution center from which all of our wines are stored prior to shipping. We also rent separate warehouse facilities, as needed in local markets and occasionally permit storage of third party wines for a fee. The central facility lease is for a 15-year initial term, expiring in November 2008, with a five-year extension option.

EMPLOYEES

      On September 1, 2001, we had 190 full-time employees, of which 75 were in grape growing and winemaking, 23 were in sales, and 92 were in administration. During the spring and summer, we add approximately 15 to 20 part-time employees for vineyard care and maintenance and 65 to 85 part-time employees for the spring bottling. In the autumn, up to 80 part-time employees are hired for the grape harvest and related winery work. Our hiring and employment policies for both full-time and part-time employees are believed to comply with all relevant laws, including immigration laws. We believe that our wage rates and benefits are competitive and that our employee relations are excellent.

REGULATION; PERMITS AND LICENSES

      The production and sale of wine are subject to extensive regulation by various federal and state regulatory agencies, which requires us to maintain various permits, bonds and licenses. We believe we are in compliance with all currently applicable federal and state regulations.

------------------------------------------------------------------------------

TRADEMARKS

      CANOE RIDGE, STATON HILLS, CHALONE VINEYARD, SAGELANDS, JADE MOUNTAIN, CARMENET, GAVILAN, ACACIA and the Acacia "A" logo are federally registered trademarks owned by us. EDNA VALLEY VINEYARD is a federally registered trademark owned by Paragon and licensed exclusively to the Edna Valley Vineyard Joint Venture. The foregoing marks are also registered in Japan with the Japanese Patent Office. These marks, and other common-law marks, are of significant importance to our business as label and brand recognition are important means of competition within the wine industry.

SHAREHOLDER BENEFITS

      Our shareholders are entitled to benefits that are not provided to other consumers. We offer our reserve wines, older wines and other special wines to qualified shareholders, who are those with 100 or more shares of our common stock, directly from our centralized distribution center by telephone or mail order. Qualified shareholders are entitled to a 20-30% discount from suggested retail prices on most mail order or other direct purchases from us. We have also provided annual discounts to shareholders based on their shareholdings in the form of a "Owners Wine Credit," which allows shareholders to receive a credit towards the purchase of wines for the duration of the program. The Owners Wine Credit may be used for up to 50% of the wine value of an order and is generally offered in the fall of each year. The credit amount was $.25 per share for the last year. Due to restrictions on direct retail sales of wines under state laws, we must confine direct wine shipments by mail to purchasers with addresses in California and 11 other states that have reciprocal agreements with California.
      Each May, qualified shareholders are invited to attend our annual Shareholder Celebration. For a nominal fee, attendees attend an all-day wine tasting, auction and luncheon, which is typically held on the grounds of the Chalone Vineyard in Monterey County, California. In 2001, approximately 1,300 shareholders and guests from 40 states and 5 foreign countries attended the Celebration, which featured tastings of all our wines.
      We also offer to shareholders, at the shareholders' expense, travel programs to various wine-growing regions of the world. In the past, we have provided travel programs to France, Chile, Australia, Portugal, South Africa, Italy, and New Zealand. Proceeds from these trips help fund the Chalone Wine Foundation. In addition, shareholders' interests are given a priority in the Chalone Wine Foundation's donation program.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the Commission:
New York Regional Office, World Trade Center, New York, New York 10048, and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. We are also required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Our common stock is quoted on The Nasdaq National Market. Reports, proxy and information statements and other information concerning our company may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006. In addition, the Commission maintains a World-Wide-Web site (http:// www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, we maintain our own Web site at www.chalonewinegroup.com.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The

------------------------------------------------------------------------------
                                                                              20
information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under
Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed:


         o Annual Report on Form 10-K for the year ended March 31, 2001;

         o Annual Report on Form 10-K/A for the year ended March 31, 2001;

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

         o Definitive Proxy Statement filed with the Commission on July 3, 2001 with respect to our Annual Meeting of Shareholders on August 22, 2001;

         o Current Report on Form 8-K dated May 17, 2001.

         o Current Report on Form 8-K dated August 27, 2001; and

         o The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on April 18, 1995 pursuant to Section 12 (g) of the Exchange Act.


         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                          The Chalone Wine Group, Ltd.
                                621 Airpark Road
                               Napa, CA 94558-6272
                            Attn: Investor Relations
                                 (707) 254-4200

         This prospectus is part of a registration statement we filed with the Commission. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                               THE RIGHTS OFFERING

         BEFORE EXERCISING OR SELLING ANY SUBSCRIPTION RIGHTS, YOU SHOULD READ CAREFULLY THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 9.

THE SUBSCRIPTION RIGHTS

         We are distributing non-transferable pro rata subscription rights to shareholders who owned shares of our common stock on _________, 2001, at no cost to the shareholders. We will give you one subscription right for each _______shares of our common stock that you owned on _________, 2001. You will not receive any fractional rights or shares; the number of subscription rights you receive will be rounded down to the nearest whole number. As a result, our shareholders of record that hold fewer than _____ shares as of _______, 2001 are not receiving rights. Each full subscription right will entitle you to purchase one share of our common stock for $10.00. If you wish to exercise your subscription rights, you must do so before 5 p.m., Eastern Daylight Time, on _________ __, 2001. After that date, the subscription rights will expire and will no longer be exercisable.

------------------------------------------------------------------------------

BASIC SUBSCRIPTION PRIVILEGE

         Each subscription right will entitle you to receive, upon payment of $10.00, one share of our common stock. You will receive certificates representing the shares that you purchase pursuant to your basic subscription privilege as soon as practicable after ____________, 2001, whether you exercise your subscription rights immediately prior to that date or earlier.

OVERSUBSCRIPTION PRIVILEGE

         Subject to the allocation described below, each subscription right also grants you an oversubscription privilege to purchase additional shares of our common stock that are not purchased by other shareholders. You are entitled to exercise your oversubscription privilege only if you exercise your basic subscription privilege in full. If you wish to exercise your oversubscription privilege, you should indicate the number of additional shares that you would like to purchase in the space provided on your subscription certificate. When you send in your subscription certificate, you must also send the full purchase price for the number of additional shares that you have requested to purchase (in addition to the payment due for shares purchased through your basic subscription privilege). If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all oversubscription privileges, you will be allocated shares pro rata (subject to elimination of fractional shares), and in proportion to the number of shares you purchased through your basic subscription privilege. However, if your pro rata allocation exceeds the number of shares you requested on your subscription certificate, then you will only receive the number of shares that you requested, and the remaining shares from your pro rata allocation will be divided among other shareholders exercising their oversubscription privileges. You will not receive fractional subscription rights during the rights offering, but instead we will round your number of oversubscription rights down to the nearest whole number. In addition, we have the discretion to issue less than the total number of shares that may be available for oversubscription requests.

          Two of our shareholders, DBR and SFI, have committed to exercise all of the rights they will receive as shareholders and to oversubscribe to the extent those shares are not purchased through the exercise of rights by other shareholders.

         As soon as practicable after ____________, 2001, our subscription agent, Equiserve, will determine the number of shares of our common stock that you may purchase pursuant to the oversubscription privilege. You will receive certificates representing these shares as soon as practicable after the expiration date of the offering, which is September___, 2001, unless the offering is extended. Subject to state securities laws and regulations, we have the discretion to delay allocation and distribution of any and all shares to shareholders who elect to participate in the rights offering, including shares that we issue with respect to your basic or over-subscription privilege in order to comply with state securities laws. If you request and pay for more shares than are allocated to you, we will refund that overpayment, without interest or penalty. In connection with the exercise of the oversubscription privilege, banks, brokers and other nominee holders of subscription rights who act on behalf of beneficial owners will be required to certify to the subscription agent and to us as to the aggregate number of subscription rights that have been exercised, and the number of shares of our common stock that are being requested through the oversubscription privilege, by each beneficial owner on whose behalf the nominee holder is acting.


NO RECOMMENDATIONS

         We are not making any recommendation as to whether or not you should exercise your subscription rights. In making any investment decision to exercise rights, you must consider your own best interests. Neither our Board of Directors, its members, or the special committee makes any recommendation as to whether you should exercise your rights.

EXPIRATION DATE

------------------------------------------------------------------------------

         The rights will expire at 5 p.m., Eastern Daylight Time, on ____________, 2001, unless we decide to extend the rights offering. If the commencement of the rights offering is delayed, the expiration date will similarly be extended. If you do not exercise your basic subscription privilege and oversubscription privilege prior to that time, YOUR SUBSCRIPTION RIGHTS WILL BE NULL AND VOID. We will not be required to issue shares of our common stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described later on in this prospectus.

WITHDRAWAL RIGHT

         We may withdraw the rights offering at our sole discretion at any time prior to or on ____________, 2001, for any reason, including a change in the market price of our common stock. If we withdraw the rights offering, any funds you paid will be promptly refunded, without interest or penalty.

DETERMINATION OF SUBSCRIPTION PRICE

         Because of DBR's and SFI's interest in this transaction, our Board of Directors named a special committee comprised of Cristina G. Banks, C. Richard Kramlich and James H. Niven, directors who are not affiliated with DBR or SFI, to determine the terms of the rights offering, including the subscription price. The special committee decided to charge the $10.00 per share subscription price after considering a variety of factors including the historic and then current market price of the common stock, our business prospects, our history of revenue and operating results, general conditions in the securities market, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, and the need to offer shares at a price that would be attractive to our investors relative to the then current trading price of our common stock. The $10.00 per share subscription price should not be considered an indication of the actual value of our company or our common stock. We cannot assure you that the market price of our common stock will not decline during the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than $10.00 per share. See "Determination of Offering Price."

NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS

         Only you may exercise the basic subscription privilege. You may not sell, give away or otherwise transfer the basic subscription privilege.

FOREIGN AND UNKNOWN ADDRESSES

         We are not mailing subscription certificates to shareholders whose addresses are outside the United States or who have an APO or FPO address. Equiserve will hold the subscription certificates for those shareholders. To exercise their rights, these shareholders must notify Equiserve prior to 5:00 p.m., Eastern Daylight Time, on the third business day prior to the expiration date.

EXERCISE OF SUBSCRIPTION RIGHTS

         You may exercise your subscription rights by delivering to the subscription agent on or prior to __________, 2001:

              o A properly completed and duly executed subscription certificate;

              o Any required signature guarantees (as described on page __); and

              o Payment in full of $10.00 per share of common stock as
                defined below to be purchased through the basic subscription privilege and the over-subscription privilege.


------------------------------------------------------------------------------

You should deliver your subscription certificate and payment to the subscription agent at the address shown under the heading "Subscription Agent." We will not pay you interest on funds that are delivered to the subscription agent pursuant to the exercise of rights.


METHOD OF PAYMENT

         Payment for the shares must be made by check or bank draft (cashier's check) drawn upon a United States bank or a postal, telegraphic or express money order payable to "EQUISERVE, AS SUBSCRIPTION AGENT" or by wire transfer of immediately available funds. If you are purchasing an aggregate number of shares of our common stock totaling $500,000 or more, we may agree to an alternative payment method. If you use an alternative payment method, the subscription agent must receive the full amount of your payment in currently available funds within one over-the-counter ("OTC") trading day prior to _________, 2001. Payment will be deemed to have been received by the subscription agent only upon:

         (A) clearance of any uncertified check;

         (B) receipt by the subscription agent of any certified check or bank draft drawn upon a U.S. bank, any postal, telegraphic or express money order, or any funds transferred by wire transfer; or

         (C) receipt of funds by the subscription agent through an alternative payment method.

         Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of _________, 2001, to ensure that the payment is received and clears before that date. We also urge you to consider payment by means of a certified or cashier's check or money order.

GUARANTEED DELIVERY PROCEDURES

         If you want to exercise your subscription rights, but time will not permit your subscription certificate to reach the subscription agent on or prior to __________, 2001, you may exercise your subscription rights if you satisfy the following guaranteed delivery procedures:

         (1) You send, and the subscription agent receives, payment in full for each share of our common stock being subscribed for through the basic subscription privilege and the oversubscription privilege, on or prior to _______, 2001;

         (2) You send, and the subscription agent receives, on or prior to _________, 2001, a notice of guaranteed delivery, substantially in the form provided with the attached instructions, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. The notice of guaranteed delivery must state your name, the number of subscription rights that you hold, the number of shares of our common stock that you wish to purchase pursuant to the basic subscription privilege and the number of shares, if any, you wish to purchase pursuant to the oversubscription privilege. The notice of guaranteed delivery must guarantee the delivery of your subscription certificate to the subscription agent within three OTC trading days following the date of the notice of guaranteed delivery; and

         (3) You send, and the subscription agent receives, your properly completed and duly executed subscription certificate, including any required signature guarantees, within three OTC trading days following the date of your notice of guaranteed delivery. The notice of guaranteed delivery may be delivered to the subscription agent in the same manner as your subscription certificate at the addresses set forth under the heading "Subscription Agent," or may be transmitted to the subscription agent by facsimile transmission, to facsimile number (781) 575-4816. You can obtain additional copies of the


------------------------------------------------------------------------------
form of notice of guaranteed delivery by requesting them from the subscription agent at the address set forth under the heading "Subscription Agent."




SIGNATURE GUARANTEES

         Signatures on the subscription certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to the standards and procedures adopted by the subscription agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations. Signatures on the subscription certificate do not need to be guaranteed if either the subscription certificate provides that the shares of our common stock to be purchased are to be delivered directly to the record owner of these subscription rights, or the subscription certificate is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

SHARES HELD FOR OTHERS

         If you are a broker, a trustee or a depository for securities, or you otherwise hold shares of our common stock for the account of a beneficial owner of our common stock, you should notify the beneficial owner of these shares as soon as possible to obtain instructions with respect to their subscription rights. If you are a beneficial owner of our common stock held by a holder of record, such as a broker, trustee or a depository for securities, you should contact the holder and ask him or her to effect transactions in accordance with your instructions.

AMBIGUITIES IN EXERCISE OF SUBSCRIPTION RIGHTS

         If you do not specify the number of subscription rights being exercised on your subscription certificate, or if your payment is not sufficient to pay the total purchase price for all of the shares that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of subscription rights that could be exercised for the amount of the payment that the subscription agent receives from you. If your payment exceeds the total purchase price for all of the subscription rights shown on your subscription certificate, your payment will be applied, until depleted, to subscribe for shares of our common stock in the following order:

         (1) to subscribe for the number of shares, if any, that you indicated on the subscription certificate that you wished to purchase through your basic subscription privilege;

         (2) to subscribe for shares of our common stock until your basic subscription privilege has been fully exercised;

         (3) to subscribe for additional shares of our common stock pursuant to the oversubscription privilege, subject to any applicable proration. Any excess payment remaining after the foregoing allocation will be returned to you as soon as practicable by mail, without interest or deduction.

REGULATORY LIMITATION

         We are not offering or selling, or soliciting any purchase of, rights or underlying shares in any state or other jurisdiction in which the rights offering is not permitted. We reserve the right to delay the commencement of the rights offering in states or other jurisdictions if necessary to comply with local laws. However, we may elect not to offer rights to residents of any state or other jurisdiction whose laws would require a change in the rights offering in order to carry out the rights offering in that state or jurisdiction. We will not be required to issue you shares of our common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or


------------------------------------------------------------------------------
federal regulatory authorities to own or control these shares if, at the time the subscription rights expire, you have not obtained this clearance or approval.




OUR DECISIONS ARE BINDING

         All questions concerning the timeliness, validity, form and eligibility of any exercise of subscription rights will be determined by us, and our determinations will be final and binding. In our sole discretion, we may waive any defect or irregularity, or permit a defect or irregularity to be corrected within any time as we may determine, or reject the purported exercise of any subscription right by reason of any defect or irregularity in this exercise. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within any time as we determine in our sole discretion. Neither The Chalone Wine Group, Ltd. nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with the submission of a subscription certificate or incur any liability for failure to give this notification.

NO REVOCATION

         After you have exercised your basic subscription privilege or oversubscription privilege, YOU MAY NOT REVOKE THAT EXERCISE. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock.

NO ADJUSTMENTS UNDER EMPLOYEE BENEFIT PLANS

         No adjustments will be made in connection with the rights offering to any options issued by us under our stock incentive plans or to the number of shares reserved for issuance under any of our stock incentive plans.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING

         The issuance of 1,500,000 additional shares of our common stock in connection with the rights offering would represent a ___ % increase in the number of outstanding shares of our common stock, based on the number of shares outstanding as of __________, 2001. IF YOU DO NOT EXERCISE YOUR BASIC SUBSCRIPTION PRIVILEGE, THE PERCENTAGE OF OUR COMMON STOCK THAT YOU HOLD WILL DECREASE.

FEES AND EXPENSES

         We will pay all fees charged by the subscription agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights. Neither The Chalone Wine Group, Ltd. nor the subscription agent will pay these expenses.

SUBSCRIPTION AGENT

         We have appointed Equiserve, as subscription agent for the rights offering. The appropriate address for delivery of your subscription materials to the subscription agent differs depending on the delivery method you choose:
         BY FIRST CLASS MAIL OR REGISTERED MAIL:

                                 Equiserve Trust
                          Attention: Corporate Actions
                              Post Office Box 43025
                       Providence, Rhode Island 02940-3025


------------------------------------------------------------------------------

         BY HAND:
                         Securities Transfer & Reporting
                               c/o Equiserve Trust
                          100 William Street, Galleria
                            New York, New York 10038

         BY OVERNIGHT DELIVERY:

                                 Equiserve Trust
                          Attention: Corporate Actions
                               40 Campanelli Drive
                               Braintree, MA 02184

         The subscription agent's telephone number is (781) 575-4816 and its facsimile number is (781) 575-4826. You should deliver your subscription certificate, payment of the subscription price and notice of guaranteed delivery (if any) to the subscription agent. We will pay the fees and specified expenses of the subscription agent, which we estimate, will total $30,000. We have also agreed, in some cases, to indemnify the subscription agent from any liability that it may incur in connection with the rights offering.

RISK OF LOSS ON DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENTS

         Each holder of rights bears all risk of the method of delivery to Equiserve of subscription certificates and payments of the subscription price. If subscription certificates and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery to Equiserve and clearance of payment prior to the expiration date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

                                    IMPORTANT

         PLEASE CAREFULLY READ THE INSTRUCTIONS ACCOMPANYING THE SUBSCRIPTION CERTIFICATE AND FOLLOW THOSE INSTRUCTIONS IN DETAIL. DO NOT SEND SUBSCRIPTION CERTIFICATES DIRECTLY TO US. YOU ARE RESPONSIBLE FOR CHOOSING THE PAYMENT AND DELIVERY METHOD FOR YOUR SUBSCRIPTION CERTIFICATE AND YOU BEAR THE RISKS ASSOCIATED WITH THIS DELIVERY. IF YOU CHOOSE TO DELIVER YOUR SUBSCRIPTION CERTIFICATE AND PAYMENT BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. WE ALSO RECOMMEND THAT YOU ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO _______ ___, 2001. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.






------------------------------------------------------------------------------

                              IF YOU HAVE QUESTIONS

         All questions and inquiries related to the offer should be directed to the Information Agent, Georgeson Shareholder, toll free at 1-888-381-6085, or by mail at:

                              Georgeson Shareholder
                                111 Commerce Road
                           Carlstadt, New Jersey 07072


                                 USE OF PROCEEDS

         If we sell the 1,500,000 shares offered by this prospectus, then we will receive gross proceeds from the rights offering of $15,000,000. We expect to receive net proceeds of approximately $________. We will apply the net proceeds from the rights offering for additional working capital, for investing in vineyards and wineries and to build our inventory to meet our long-term demand, especially in red wines, and for other capital requirements.



                           PRICE RANGE OF COMMON STOCK

         Our common stock is listed on The Nasdaq National Market under the symbol "CHLN." The following table sets forth the range of high and low closing sales prices per share of our common stock for each quarterly period during the current year ending December 31, 2001 and the two fiscal years ended March 31, 2001 and March 31, 2000 as reported by The Nasdaq National Market. For current price information you are urged to consult publicly available sources.



PERIOD                                                                             HIGH      LOW
------                                                                             ----      ---
NINE MONTH TRANSITION PERIOD ENDING DECEMBER 31, 2001
                   Quarter ended June 30, 2001                                   $ 13.30  $   8.25
                   Quarter ending September 30, 2001 (through ______, 2001)       $ X.XX    $ X.XX


FISCAL YEAR ENDED MARCH 31, 2001
                   Quarter ended March 30, 2001                                   $ 9.38    $ 7.72
                   Quarter ended December 31, 2000                                $ 9.50    $ 7.75
                   Quarter ended September 30, 2000                               $10.63    $ 7.63
                   Quarter ended June 30, 2000                                    $ 8.63    $ 7.81

FISCAL YEAR ENDED MARCH 31, 2000
                   Quarter ended March 31, 2000                                   $ 9.13    $ 8.13
                   Quarter ended December 31, 1999                                $ 9.50    $ 8.25
                   Quarter ended September 30,1999                                $10.00    $ 9.00
                   Quarter ended June 30, 1999                                    $ 9.94    $ 8.13


         As of __________, 2001, there were approximately ________ holders of our common stock. It is not our current policy to pay cash dividends on our common stock.

                         DETERMINATION OF OFFERING PRICE

         A special committee of our Board of Directors decided to charge a $10.00 per share subscription price after considering a variety of factors, including the historic and current market price of the


------------------------------------------------------------------------------
common stock, our business prospects, our history of revenue and operating results, general conditions in the securities market, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, and the need to offer shares at a price that would be attractive to our investors relative to the current trading price of our common stock. The $10.00 per share price should not be considered an indication of the actual value of our company or our common stock. We cannot assure you that the market price of our common stock will not decline during the rights offering. We also cannot assure you that you will be able to sell shares of our common stock purchased during the rights offering at a price equal to or greater than $10.00 per share.

                              PLAN OF DISTRIBUTION

         We are offering shares of our common stock directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of subscription privileges in this offer and no commissions, fees or discounts will be paid in connection with this offering. None of our officers and other employees will receive any commissions or compensation for these services other than their normal employment compensation.

         On or about ________, 2001, we will distribute the subscription rights and copies of this prospectus to individuals who owned shares of our common stock on _________ __, 2001. If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the subscription certificate and return it, with payment for the shares, to the subscription agent, Equiserve, at the appropriate address listed on page ________. See "The Rights Offering - Exercise of Subscription Rights." All questions and inquiries related to the offer should be directed to the Information Agent, Georgeson Shareholder, toll free at 1-888-381-6085.

         We will pay the fees and specified expenses of the subscription agent, which we estimate, will total $30,000. We have also agreed, in some cases, to indemnify the subscription agent from any liability that it may incur in connection with the rights offering. We estimate that our total expenses in connection with the rights offering will be $134,250.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summarizes the material federal income tax considerations of the rights offering to you and us. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete discussion of all federal income tax consequences of the rights offering, and, in particular may not address federal income tax consequences applicable to shareholders subject to special treatment under federal income tax law, for example, dealers in securities, life insurance companies, and tax-exempt organizations. In addition, this summary does not address the tax consequences of the rights offering under applicable state, local or foreign tax laws. This discussion assumes that your shares of common stock and the subscription rights and shares issued to you during the rights offering constitute capital assets.

         THIS DISCUSSION IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY. WE URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO YOU OF THE RIGHTS OFFERING IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING ANY STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

TAXATION OF SHAREHOLDERS

         RECEIPT OF A SUBSCRIPTION RIGHT. You will not recognize any gain or other taxable income upon receipt of a subscription right.

         TAX BASIS AND HOLDING PERIOD OF SUBSCRIPTION RIGHTS. Your tax basis in each subscription right will effectively depend on whether you exercise the subscription right or allow the subscription right to expire.


------------------------------------------------------------------------------

         If you exercise a subscription right, your tax basis in the subscription right will be determined by allocating the tax basis of your common stock on which the subscription right is distributed between the common stock and the subscription right, in proportion to their relative fair market values on the date of distribution of the subscription right. However, if the fair market value of your subscription rights is less than 15% of the fair market value of your existing shares of our common stock, then the tax basis of each subscription right will be deemed to be zero and the tax basis of your common stock will not change, unless you elect, by attaching an irrevocable election statement to your federal income tax return for 2001, to allocate tax basis from your common stock to your subscription rights.

         If you allow a subscription right to expire, it will be treated as having no tax basis and the tax basis of your common stock will not change.

         EXPIRATION OF SUBSCRIPTION RIGHTS. You will not recognize any gain or loss upon the expiration of a subscription right.

         EXERCISE OF SUBSCRIPTION RIGHTS. You generally will not recognize a taxable gain or loss on the exercise of a subscription right. The tax basis of any share of our common stock that you purchase through the rights offering will be equal to the sum of your tax basis, if any, in the subscription right exercised and the price paid for the share. The holding period of the shares of our common stock purchased through the rights offering will begin on the date that you exercise your subscription rights.

TAXATION OF THE CHALONE WINE GROUP, LTD.

         We will not recognize any taxable gain, other income or loss upon the issuance of the subscription rights, the lapse of the subscription rights, or the receipt of payment for shares of our common stock upon exercise of the subscription rights.

                        STATE AND FOREIGN SECURITIES LAWS

         The rights offering is not being made in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock to you if you are a resident of any state or other jurisdiction in which it is unlawful to make this rights offering. We may delay the commencement of the rights offering in some states or other jurisdictions in order to comply with the securities law requirements of these states or other jurisdictions. It is not anticipated that there will be any changes in the terms of the rights offering. In our sole discretion, we may decline to make modifications to the terms of the rights offering requested by some states or other jurisdictions, in which case shareholders who live in those states or jurisdictions will not be eligible to participate in the rights offering.

                                 INDEMNIFICATION

         Section 317(b) of the California Corporations Code empowers a California corporation to indemnify its officers and directors and specified other persons in particular instances.

         Our Articles of Incorporation and by-laws provide for advancement of expenses and indemnification of our officers and directors and other persons against liabilities and expenses incurred by any of them in specified proceedings and under particular conditions to the fullest extent allowed under California law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act"), may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


------------------------------------------------------------------------------

                                     EXPERTS

         The consolidated financial statements of The Chalone Wine Group, Ltd. incorporated in this prospectus by reference from our Annual Reports on Forms 10-K and 10-K/A for the fiscal year ended March 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATERS

         Farella Braun + Martel LLP will deliver an opinion to us about the validity of the issuance of the shares of our common stock upon exercise of the subscription rights.











------------------------------------------------------------------------------

             -----------------------------------------------------
NO ONE (INCLUDING ANY SALESPERSON OR BROKER) IS AUTHORIZED TO PROVIDE ORAL OR WRITTEN INFORMATION ABOUT THIS OFFERING THAT IS NOT INCLUDED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, EVEN IF THIS PROSPECTUS IS DELIVERED TO YOU AFTER THE PROSPECTUS DATE, OR YOU BUY THE CHALONE WINE GROUP, LTD. COMMON STOCK AFTER THE PROSPECTUS DATE.
             -----------------------------------------------------
                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................5

A WARNING ABOUT FORWARD-LOOKING STATEMENTS.....................................9

RISK FACTORS...................................................................9

THE CHALONE WINE GROUP, LTD...................................................15

WHERE YOU CAN FIND MORE INFORMATION...........................................20

THE RIGHTS OFFERING...........................................................21

IF YOU HAVE QUESTIONS.........................................................28

USE OF PROCEEDS...............................................................28

PRICE RANGE OF COMMON STOCK...................................................28

DETERMINATION OF OFFERING PRICE...............................................28

PLAN OF DISTRIBUTION..........................................................29

FEDERAL INCOME TAX CONSIDERATIONS.............................................29

STATE AND FOREIGN SECURITIES LAWS.............................................30

INDEMNIFICATION...............................................................30

EXPERTS.......................................................................31

LEGAL MATERS..................................................................31


                          The Chalone Wine Group, Ltd.
                               RIGHTS OFFERING OF
                               1,500,000 SHARES OF
                                  COMMON STOCK
                                 (no par value)


                                   ----------
                                   PROSPECTUS
                                   ----------


                                 _________, 2001


------------------------------------------------------------------------------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and The Nasdaq National Market filing fee.

                                   To be Paid
                                     by the
                                   Registrant
                                   ----------
SEC Registration Fee............................................ $  3,750
Subscription agent fees and expenses                             $ 30,000
Information agent fees and expenses                              $  7,500
Blue Sky fees and expenses                                       $  5,000
Accounting fees and expenses.................................... $  8,000
Legal fees and expenses......................................... $ 50,000
Printing and engraving expenses                                  $  7,500
The Nasdaq National Market filing fee                            $ 15,000
Miscellaneous expenses.......................................... $  7,500

Total........................................................... $134,250

All expenses in connection with the issuance and distribution of the securities being offered shall be borne by the Registrant.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Article V of our Articles of Incorporation, as amended, provides for the indemnification of our officers and directors to the fullest extent permissible under California law. In addition, Section 5.8 of our Bylaws requires that we indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the fullest extent permitted by applicable law. Persons covered by this indemnification provision include our current and former directors, officers, employees and other agents, as well as persons who serve at our request as directors, officers, employees or agents of another enterprise.

       Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

       Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the


------------------------------------------------------------------------------
fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

       Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any claim, issue or matter as to which the Agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnification for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and
(iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

       Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Section 317(b) or (c), by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending. Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

       Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

       Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317. In addition,
Section 5.8 of our Bylaws authorizes us to purchase and maintain insurance on behalf of any person indemnified by us. We currently maintain a directors and officers liability policy in the amount of $5,000,000.

ITEM 16.  EXHIBITS.

See the exhibit index filed as part of this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any prospectus required by section 10(a)(3)of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or


------------------------------------------------------------------------------
high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, unless the information required by paragraphs (a)(1)(i) and (a)(1)(ii) is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If we are a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that we include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is a least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to financial statements on Form F-3, a post-effective amendment need not be filed to include financial statements and other information required by Section 10(a)(3) of the Act of Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable , each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing


------------------------------------------------------------------------------
provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The undersigned company hereby undertakes that:

                  (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                  (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.













------------------------------------------------------------------------------

SIGNATURES

         Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Napa, State of California on the _____ day of ______, 2001.




                          The Chalone Wine Group, Ltd.

                           By: /s/ Thomas B. Selfridge
                              ------------------------
                              Thomas B. Selfridge
                              President and Chief
                              Executive Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature apears below does hereby make, constitute and appoint Thomas B. Selfridge, his or her true and lawful attorney-in-fact and agent with full power of substitution, in his or her name, place and stead to execute on his or her behalf, in his or her capacity as a Director and/or officer of The Chalone Wine Group, Ltd., a registration statement on Form S-3 or other appropriate form and any and all amendments thereto (including post-effective amendments), registering shares of our common stock, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all instruments which said attorney-in-fact and agent deems necessary or advisable to enable us to comply with the Securities Act and the rules, regulations and requirements of the commission in respect thereof, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or would do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that his or her said attorney-in-fact or substitutes may or shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Thomas B. Selfridge                     Director ,                          _________, 2001
------------------------------------        President, Chief Executive
Thomas B. Selfridge                         Officer
                                            (Principal Executive Officer)

/s/ Shawn Conroy Blom                       Vice President of Finance and       _________, 2001
------------------------------------        Chief Financial Officer
Shawn Conroy Blom                           (Principal Financial and
                                            Accounting Officer)

/s/ Christophe Salin                        Chairman                            _________, 2001
------------------------------------
Christophe Salin

------------------------------------------------------------------------------


/s/ W. Philip Woodward                      Director                            _________, 2001
------------------------------------
W. Philip Woodward



/s/ Cristina G. Banks                       Director                            _________, 2001
------------------------------------
Cristina G. Banks.



/s/ William G. Myers                        Director                            _________, 2001
------------------------------------
William G. Myers..



/s/ James H. Niven                          Director                            _________, 2001
------------------------------------
James H. Niven



/s/ Eric De Rothschild                      Director                            _________, 2001
------------------------------------
Eric de Rothschild



/s/ Mark Hojel                              Director                            _________, 2001
------------------------------------
Mark Hojel



/s/ Yves-Andre Istel                        Director                            _________, 2001
------------------------------------
Yves-Andre Istel



/s/ Phillip M. Plant                        Director                            ________, 2001
------------------------------------
Phillip M. Plant..



/s/ C. Richard Kramlich                     Director                            _________, 2001
------------------------------------
C. Richard Kramlich

------------------------------------------------------------------------------

INDEX TO EXHIBITS

Exhibit
 Number             Exhibit Title
 ------             -------------


5.1      Opinion of Farella Braun + Martel LLP *

23.1     Consent of Deloitte & Touche LLP, independent auditors

23.2     Consent of Farella  Braun + Martel LLP  (included  in Exhibit
         5.1)*

24.1 Power of Attorney (included in the Signature Page contained in Part II of the Registration Statement).*

99.1 Agreement among the Company, Les Domaines Barons de Rothschild (Lafite) and SFI Intermediate, Ltd. dated September 7, 2001.

99.2     Form of Letter to Shareholders. *

99.3     Form of Subscription Certificate. *

99.4     Form of Notice of Guaranteed Delivery. *

99.5     Form of Letter to Brokers. *

99.6     Subscription Agent Agreement. *

-------------------------

*        To be filed by amendment.

------------------------------------------------------------------------------
                                                                              39